Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

August 8, 2019

Ladenburg Thalmann & Co. Inc.

999 Vanderbilt Beach Road, Suite 200

Naples, Florida 34105

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is offering to sell up to an aggregate of $4,198,566 of securities of the Company, including, but not limited to, 4,198,566 registered shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the "Common Stock”), and unregistered Common Stock purchase warrants to purchase up to an aggregate of 4,198,566 shares of Common Stock (the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) (the Shares, Warrants and Warrant Shares, collectively, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) as placement agent. The Company’s concurrent offering of certain preferred stock and warrants to non-U.S. investors (the “Preferred Private Placement”) is outside the scope of the engagement of the Placement Agent contemplated herein. This Agreement, the Warrant and the securities purchase agreement (the “Purchase Agreement”) executed and delivered by the Company and the Investors in connection with the Offering (as defined below), shall be collectively referred to herein as the “Transaction Documents.” The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering (as defined below).

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1.     Agreement to Act as Placement Agent.

(a)     On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be, and agrees to serve as, the exclusive placement agent in connection with the offering and sale by the Company of the Shares pursuant to the Company's registration statement on Form S-3 (File No. 333-232860) (the “Registration Statement”) (such offering, the “Registered Offering”) and a concurrent private placement of the Warrants (such private placement, the “Private Placement” and, together with the Registered Offering, the “Offering”) with the terms of the Offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at Closing on the Closing Date (both as defined in the Purchase Agreement). As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)     A cash fee equal to 6% of the gross proceeds received by the Company from the sale of the Securities at the closing of the Offering (the “Closing”), subject to reduction on certain investors pursuant to the terms of the Investment Banking Agreement (as defined below).

(ii)     Such number of Common Stock purchase warrants (the “Placement Agent Warrants”) to the Placement Agent or its designees at the Closing to purchase shares of Common Stock equal to 4% of the aggregate number of Shares sold in the Offering. The Placement Agent Warrants shall have the same terms as the Warrants issued to the Investors in the Offering except that the exercise price shall be 125% of the public offering price per share and shall have an expiration date of five years from the effective date of the Registration Statement (as further defined below). The Placement Agent Warrants shall not be transferable for six months from the date of the Offering except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(1).

(iii)     The Company also agrees to reimburse Placement Agent’s expenses up to $60,000, which shall be payable immediately upon (but only in the event of) the Closing of the Offering, provided that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(iv)     For the avoidance of doubt, no fees or expenses shall be paid to the Placement Agent, nor Placement Agent Warrants issued, in relation to the Preferred Private Placement.

(b)     The term of the Placement Agent's exclusive engagement will be as provided in Section 2 of that certain Investment Banking Agreement dated July 26, 2019 between the Company and the Placement Agent (the “Investment Banking Agreement”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.     Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date, as follows:

(a)     Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was filed on July 26, 2019 and declared effective on July 31, 2019 for the registration of certain securities of the Company, including the Shares being sold hereby, under the Securities Act, but not including the Warrants or the Warrant Shares. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by the Placement Agent, the Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a prospectus supplement relating to the placement of the Shares, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such base prospectus in the form in which it appears in the Registration Statement at the time of effectiveness is hereinafter called the “Base Prospectus”; and the final prospectus supplement, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as it may be amended or supplemented) is hereinafter called the “Prospectus Supplement.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement or intends to commence a proceeding for any such purpose.

(b)     Assurances. The Original Registration Statement, as amended, (and any further documents to be filed with the Commission) when declared effective and as of the date of the most recent amendment thereto, contained all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, and the Prospectus Supplement, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental and material change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c)     Offering Materials. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities, including, without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act) other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act or that are otherwise required to be filed by the Company with the Commission.

(d)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Prospectus Supplement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and under the Prospectus Supplement have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined in the Purchase Agreement). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)     No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Prospectus Supplement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (as defined in the Purchase Agreement) upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

(f)     Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(g)     Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(h)    Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Base Prospectus or the Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(i)     Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate.

(j)     FINRA Affiliations. There are no affiliations with any FINRA member firm that is participating in the Registered Offering among the Company’s officers or directors.

(k)     Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

Section 3.     Delivery and Payment. The Closing shall occur at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105 (“Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at the Closing payment of the purchase price for the Securities sold on the Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 4.     Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a)     Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus Supplement or any amended Prospectus Supplement has been filed and will furnish the Placement Agent with copies thereof. The Company will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the Registered Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus Supplement or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or any Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus Supplement or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time prior to the completion of the Registered Offering, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that, in connection with the Registered Offering, it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b)     Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)     Amendments and Supplements to a Prospectus Supplement and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and any Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Shares contemplated by the Incorporated Documents or any Prospectus Supplement (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the reasonable judgment of the Company or in the reasonable opinion of the Placement Agent and its counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus Supplement or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus Supplement that is necessary in order to make the statements in the Incorporated Documents and any Prospectus Supplement as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus Supplement, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus Supplement in connection with the Registered Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(d)     Copies of any Amendments and Supplements to a Prospectus Supplement. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Registered Offering, as many copies of the Incorporated Documents and any Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents, if any) as the Placement Agent may reasonably request.

(e)     [Reserved].

(f)     Transfer Agent. The Company will use best efforts to maintain, at its expense, a registrar and transfer agent for the Common Stock until such date as no Warrants are outstanding.

(g)     No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the illegal stabilization or manipulation (as such terms are used in Regulation M promulgated under the Exchange Act) of the price of any securities of the Company.

(h)     Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company in connection with its engagement and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent's prior written consent, except as required by law, regulation or order of any applicable governmental or regulatory authority provided that the Company provides the Placement Agent reasonable advance notice of such requirement so it may seek injunctive relief.

(i)     Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering to the extent agreed in the Investment Banking Agreement.

(j)     Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k)    Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

Section 5.     Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance of the Company of its covenants and other obligations hereunder on and as of such date, and to each of the following additional conditions:

(a)     Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus Supplement (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange (other than the Company’s prior deficiency notices from the NYSE Mkt described in its most recently filed periodic report); all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(b)    Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus Supplement, and the registration (as to the offer and sale of the Shares), sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent's counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(c)     No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent's sole judgment after consultation with the Company and its legal counsel, there shall not have occurred any Material Adverse Effect (as defined in the Purchase Agreement) or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus.

(d)     Opinion of Counsel for the Company. The Placement Agent shall have received on the Closing Date the favorable opinion of legal counsel to the Company, dated as of the Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent.

(e)     Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, any Prospectus Supplement, and this Agreement and to the further effect that:

(i)     The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)     No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)     When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus Supplement, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus Supplement, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv)     Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus Supplement, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

(f)     Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on a Trading Market (as defined in the Purchase Agreement), and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(g)     Lock-Up Agreements. On the Closing Date, the Placement Agent shall have received the executed lock-up agreement, in the form attached hereto as Exhibit A, from each of the directors and officers of the Company and certain shareholders set forth on Exhibit B hereto.

(h)     Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6.     Payment of Expenses. The Company agrees to pay all actual costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs, if any, relating thereto); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and each Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Placement Agent's participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Shares and Warrant Shares on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent's employees on the “roadshow,” if any; and (x) all other fees, costs and expenses of the Company related to the Offering. The fees and expenses of the Placement Agent’s counsel and any other out-of-pocket expenses of the Placement Agent in connection with the Offering shall be reimbursed by the Company only to the extent and up to the expense reimbursement cap set forth in Section 1(a)(iii) hereof, provided that such cap in no way impairs the indemnification and contribution provisions of the Agreement.

Section 7.     Indemnification and Contribution. The Company agrees to indemnify the Placement Agent in accordance with the provisions of Exhibit A to the Investment Banking Agreement, which is incorporated by reference herein and made a part hereof.

Section 8.     Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.     Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attention: General Counsel, facsimile: (305) 572-4220

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

E-Mail: capmkts@egsllp.com

Attention: Michael Nertney

If to the Company:

2000 Powell Street, Suite 1150

Emeryville, CA 94608

Attn: Justin M. Hall, Esq.

President & Chief Executive Officer and General Counsel

Email: jhall@novabay.com

With a copy to:

Squire Patton Boggs (US) LLP

2550 M Street, NW

Washington, DC 20037

Attn: Abby E. Brown, Esq.

Email: abby.brown@squirepb.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11.     Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12.     Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13.     General Provisions.

(a)     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Investment Banking Agreement between the Company and the Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, including, without limitation, Section 5(b) and Section 6 therein with respect to future offerings; provided that, in the event of a conflict between the terms of the Investment Banking Agreement and this Agreement, the terms of this Agreement shall prevail. The Company’s Preferred Private Placement is outside the scope of the engagement of the Placement Agent contemplated herein. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)     The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NOVABAY PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Justin Hall
Name: Justin Hall
Title: President & Chief Executive Officer
and General Counsel

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

LADENBURG THALMANN & CO. INC.

By:	/s/ Nicholas Stergis
Name: Nicholas Stergis Title: Managing Director

Exhibit A – Form of Lock-Up Agreement

LOCK-UP AGREEMENT

August 8, 2019

Ladenburg Thalmann & Co. Inc.,

acting as placement agent:

Re:	Placement Agency Agreement, dated August 8, 2019, by and between NovaBay Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc., acting as placement agent

Ladies and Gentlemen:

The undersigned irrevocably agrees with the Company that, from the date hereof until ninety (90) days following the Closing Date (as defined in the Placement Agency Agreement (the “Placement Agency Agreement”) entered into by and between NovaBay Pharmaceuticals, Inc. (the “Company”) and Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), acting as placement agent (such period, the “Restriction Period”, the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (as defined in the Placement Agency Agreement) of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of common stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this letter agreement. The Placement Agent may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency. The restrictions contained in this letter agreement shall not apply to the Securities to be sold pursuant to the Placement Agency Agreement on behalf of the undersigned, if any. Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Restriction Period, or (ii) prior to the expiration of the Restriction Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restriction Period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Placement Agent waives such extension.

Notwithstanding the foregoing, the restrictions set forth in the preceding paragraphs shall not apply to (i) the transfer of the undersigned's Securities by operation of law, by will, by intestate succession, as a bona fide gift or gifts or as distributions to members, partners or stockholders of the undersigned, provided that the donee(s), distributee(s) or transferee(s) thereof agree to be bound in writing by the restrictions set forth herein, or (ii) the undersigned’s transfer of the undersigned's Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Agreement, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the avoidance of doubt, nothing contained herein prohibits the (i) undersigned from exercising any options or warrants to purchase Securities (which exercises may be effected on a net or cashless basis to the extent the instruments representing such options or warrants permit exercises on a net or cashless basis), or (ii) the vesting, delivery or settlement of any restricted shares, restricted stock units or other awards granted to the undersigned pursuant to any of the Company’s equity incentive plans as such plans are in effect as of the date hereof, it being understood that any Securities issued upon such exercises, vesting, delivery or settlement will be subject to the restrictions of this letter agreement.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to the Placement Agent to perform under the Placement Agency Agreement and that the Placement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Placement Agency Agreement.

This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Placement Agent and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Placement Agency Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and the Placement Agent and that no issuance or sale of the Securities is created or intended by virtue of this letter agreement.

This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Placement Agent and the Company.

*** SIGNATURE PAGE FOLLOWS***

This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

_________________________

Signature

__________________________

Print Name

__________________________

Position in Company, if any

Address for Notice:

Number of shares of Common Stock

_____________________________________________________________________________

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this letter agreement.

NOVABAY PHARMACEUTICALS, INC.

By: _________________________________

Name:

Title:

Exhibit A of the Investment Banking Agreement

(A)

Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Ladenburg in connection with any and all services to be performed hereunder by Ladenburg for and on behalf of the Company shall be, to the best of the Company’s knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Ladenburg to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Ladenburg. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement. Ladenburg shall have the benefit of, and shall be an intended third party beneficiary of, the identical representations and warranties provided to an Investor(s) in a securities purchase agreement or similar document entered into in connection with a Transaction. During the Term of this Agreement, the Company shall not engage any other financial advisors, investment bankers, consultants, or finders for the purposes of raising capital for the Company, other than the engagement of China Kington to raise capital for the Company from investors in China. The Company acknowledges that it will be responsible for any fees associated with any prior investment banking, finder or advisory agreements.

(B)

Indemnification. The Company hereby agrees to indemnify and hold Ladenburg, its officers, directors, principals, employees, affiliates, and members, and their successors and assigns (the “Indemnified Parties”), harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, "Losses") arising out of, based upon, or in any way related or attributed to, (i) any breach of a representation, warranty or covenant by the Company contained in this Agreement or (ii) any activities or services performed hereunder by Ladenburg; provided, however, no such indemnification for any Losses shall be available if it is finally judicially determined in a court of competent jurisdiction that such Losses were the primary and direct result of the intentional misconduct or gross negligence of Ladenburg in performing the services hereunder.

If an Indemnified Party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Section (B), Ladenburg shall promptly upon receipt of such written notice, but in no event more than twenty (20) days thereafter, give the Company written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such twenty (20) day period shall not constitute a waiver by an Indemnified Party of its right to indemnity hereunder with respect to such action, suit or proceeding except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. Upon receipt by the Company of a Claim Notice from an Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Indemnified Party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such action, which shall be at the Company's expense if (i) the Company and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a reasonably timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Indemnified Party in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and the Indemnified Party and representation of the Company and the Indemnified Party by the same counsel or experts would, in the reasonable opinion of the Indemnified Party, be inappropriate due to actual or potential differing interests between the Company and the Indemnified Party. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Indemnified Party, which consent shall not be delayed and which shall not be required if the Indemnified Party is granted a release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by an Indemnified Party, to promptly reimburse Ladenburg for, or pay, any loss, claim, damage, liability or expense as to which Ladenburg has been indemnified herein with such reimbursement to be made currently as any loss, damage, liability or expense is incurred by the Indemnified Party. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by the Indemnified Party shall be repaid by the Indemnified Party in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against the Indemnified Party based solely upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold Ladenburg harmless, the Company agrees to contribute the amount paid or payable by Ladenburg in such proportion as to reflect not only the relative benefits received by the Company, as the case may be, on the one hand, and Ladenburg, on the other hand, but also the relative fault of the Company and Ladenburg as well as any relevant equitable considerations. In no event shall Ladenburg contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, member, and employee or affiliate of Ladenburg and each person, if any, who controls Ladenburg (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights and obligations as Ladenburg with respect to matters of indemnification by the Company hereunder.

(C)

Independent Contractor. It is expressly understood and agreed that Ladenburg shall, at all times, act as and shall at all times be an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Ladenburg shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

(D)	Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument executed by both parties.

(E)

Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, or overnight express mail, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose.

(F)

Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein, other than that certain confidentiality agreement, dated as of July 26, 2019, between the Company and Ladenburg (the “Confidentiality Agreement”). All prior agreements (other than the Confidentiality Agreement), whether written or oral, are merged herein and shall be of no force or effect.

(G)

Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(H)

Construction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The Company agrees that the sole and exclusive venue for any matters arising hereunder shall be the court of competent jurisdiction in Miami-Dade County, Florida and agrees to waive any objections to such venue. EACH OF LADENBURG AND THE COMPANY HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, SUIT OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

(I)	Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

(J)

Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

(K)

Attorneys’ Fees and Court Costs. If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and court costs.

(L)

Computer Virus. During the course of this engagement, Ladenburg may exchange electronic versions of documents and emails with you using commercially available software. Unfortunately, the technology community is occasionally victimized by the creation and dissemination of so-called viruses, or similar destructive electronic programs. Ladenburg takes the issues raised by these viruses seriously and has invested in document and email scanning software that identifies and rejects files containing known viruses. Ladenburg also updates its system with the software vendor’s most current releases at regular intervals.

By utilizing this virus scanning software, Ladenburg’s system may occasionally reject a communication you send. Ladenburg in turn may send you something that is rejected by your system. This infrequent occurrence is to be expected as part of the ordinary course of business.

Because the virus protection industry is generally one or two steps behind new viruses, Ladenburg cannot guarantee that its communications and documents will always be virus free. Occasionally, a virus will escape and go undetected as it is passed from system to system. Although Ladenburg believes its virus protection measures are excellent, it can make no warranty that its documents will be virus free at all times.

Please inform Ladenburg immediately in the event a virus enters your company’s system via any electronic means originating from Ladenburg. Through cooperative efforts, disruption to communications can be minimized.

(M)

Information Disclosure. Ladenburg may disclose any information when it is believed necessary for the conduct of its business, or where disclosure is required by law. For example, information may be disclosed for audit or research purposes, or to law enforcement and regulatory agencies to do such things as prevent fraud. Information may also be disclosed to affiliates as well as to others that are outside Ladenburg, for these specific purposes. Ladenburg may make other disclosures of information as permitted by law.

(N)

Legal Services. While certain principals of Ladenburg are attorneys, Ladenburg is not, in any manner, providing legal services or legal advice to the Company. Furthermore, the Company agrees and acknowledges that Ladenburg is not an advisor as to tax, accounting or regulatory matters in any jurisdiction.

(O)

Securities Trading and Other Activities. Ladenburg is a full service securities firm engaged, directly or indirectly, in various activities, including securities trading, investment management, financing and brokerage activities. The Company agrees and acknowledges that in the ordinary course of these activities, Ladenburg and its affiliates may actively trade the debt or equity securities (or related derivative securities) of the Company and other companies which may be the subject of the engagement contemplated by this Agreement for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities, in each case in compliance with applicable laws and provided disclosures required by applicable law, if any, are made related thereto. The Company further agrees and acknowledges that Ladenburg and its affiliates also may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction and nothing herein shall in any way limit Ladenburg’s, or its affiliates’, ability to provide such services.

(P)

No Fiduciary Duties. The Company represents that it is a sophisticated business enterprise that has retained Ladenburg for the limited purposes set forth in this Agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

(Q)

USA Patriot Act. If necessary, the Company agrees to provide Ladenburg with information and supporting documentation to enable Ladenburg to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act") (Public Law 107-56).

(R)

Marketing. In the event of the consummation and public announcement of any Transaction, Ladenburg shall have the ability, at its sole cost and expense, to accurately publicize (i.e., use of the Company logo in its marketing materials) its role in providing the Company with the services noted herein.